                                                                    EXHIBIT 4.3




                                _______________

                           COLLATERAL TRUST AGREEMENT
                                _______________



                                    between



                      NATIONAL TENANT FINANCE CORPORATION
                                  as Depositor


                                      and


                   UNITED STATES TRUST COMPANY OF NEW YORK
                                   as Trustee


                         _____________________________

                         Dated as of            , 199_
                         _____________________________


                                   $_________
                       Mortgage Pass-Through Certificates

                             (___________________)
                                 Series 199_-__
                                      and
                                 Series 199_-__

       _________________________________________________________________

                               TABLE OF CONTENTS

                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.01.  Definitions  . . . . . . . . . . . . . . . . .   1

                                      ARTICLE II
                             CONVEYANCE OF TRUST PROPERTY

          Section 2.01.  Conveyance of Trust Property.  . . . . . . . .  10
          Section 2.02.  Acceptance by Trustee. . . . . . . . . . . . .  11
          Section 2.03.  Trust Property.  . . . . . . . . . . . . . . .  12
          Section 2.04.  Limitation of Powers.  . . . . . . . . . . . .  12

                                     ARTICLE III
                                  THE MORTGAGE NOTES

          Section 3.01.  Prepayment . . . . . . . . . . . . . . . . . .  12
          Section 3.02.  Note Put . . . . . . . . . . . . . . . . . . .  12
          Section 3.03.  Liquidation  . . . . . . . . . . . . . . . . .  13
          Section 3.04.  Late Payment Distribution  . . . . . . . . . .

                                      ARTICLE IV
                         RECEIPT AND DISTRIBUTION OF INCOME
                         AND PROCEEDS FROM THE TRUST PROPERTY

          Section 4.01.  Receipt of Lease Payments; Collection
                         of Lease and Lease Guaranty Payments;
                         Collection of Mortgage Loan Payments;
                         Collection of Indemnity Agreement
                         Payments; Investment Direction . . . . . . . .  14
          Section 4.02.  Establishment of Rental Payment Account[s];
                         Deposits in Rental Payment Account[s]. . . . .  16
          Section 4.03.  Permitted Withdrawals From the Rental Payment
                         Account[s] . . . . . . . . . . . . . . . . . .  16
          Section 4.04.  Establishment of Mortgage Note Account[s];
                         Deposits in Mortgage Note Account[s].  . . . .  18
          Section 4.05.  Permitted Withdrawals From the Mortgage Note
                         Account[s] . . . . . . . . . . . . . . . . . .  18
          Section 4.06.  Capitalized Debt Service Account[s]. . . . . .  20
          Section 4.07.  Realization Upon Defaulted Mortgage Loan . . .  20
          Section 4.08.  Trustee Compensation . . . . . . . . . . . . .  22
          Section 4.09.  Rights of the Pass-Through Trustees. . . . . .  22

                                      ARTICLE V
                                 ADVANCES BY TRUSTEE

          Section 5.01.  Advances by Trustee. . . . . . . . . . . . . .  22

                                      ARTICLE VI
                                    THE DEPOSITOR

          Section 6.01.  Maintaining Corporate Existence of the
                         Depositor. . . . . . . . . . . . . . . . . . .  22
          Section 6.02.  Limitation on Liability of the Depositor . . .  23


                                     ARTICLE VII
                                       DEFAULT
          Section 7.01.  Events of Default. . . . . . . . . . . . . . .  23
          Section 7.02.  Waiver of Defaults.  . . . . . . . . . . . . .  24
          Section 7.03.  Notification to Pass-Through Trustees. . . . .  24
          Section 7.04.  Rights of Pass-Through Trustees to Direct
                         Proceedings. . . . . . . . . . . . . . . . . .  24
          Section 7.05.  Remedies Cumulative. . . . . . . . . . . . . .  25
          Section 7.06.  Trustee Default. . . . . . . . . . . . . . . .  25
          Section 7.07.  Notice to Tenant[s] [and Kmart]. . . . . . . .  25

                                     ARTICLE VIII
                                CONCERNING THE TRUSTEE

          Section 8.01.  Duties of Trustee. . . . . . . . . . . . . . .  25
          Section 8.02.  Certain Matters Affecting Trustee. . . . . . .  27
          Section 8.03.  Trustee Not Liable for Certificates or Mortgage
                         Loan[s].  . . .  . . . . . . . . . . . . . . .  28
          Section 8.04.  Trustee May Own Certificates.  . . . . . . . .  28
          Section 8.05.  Trustee's Fee and Expenses.  . . . . . . . . .  28
          Section 8.06.  Action by Co-Trustee.  . . . . . . . . . . . .  29
          Section 8.07.  Eligibility Requirements for Trustee.  . . . .  29
          Section 8.08.  Resignation and Removal of Trustee.  . . . . .  30
          Section 8.09.  Successor Trustee. . . . . . . . . . . . . . .  31
          Section 8.10.  Merger or Consolidation of Trustee.  . . . . .  31
          Section 8.11.  Resignation of Co-Trustee. . . . . . . . . . .  31
          Section 8.12.  Removal of Co-Trustee. . . . . . . . . . . . .  31
          Section 8.13.  Appointment of Successor to Co-Trustee.  . . .  32
          Section 8.14.  Succession of Successor to Co-Trustee. . . . .  32

                                      ARTICLE IX
                                     TERMINATION
          Section 9.01.  Termination. . . . . . . . . . . . . . . . . .  32

                                      ARTICLE X
                          SUPPLEMENTS AND AMENDMENTS TO THIS
                         TRUST AGREEMENT AND OTHER DOCUMENTS;
                           ADDITIONAL AGREEMENTS OF TRUSTEE

          Section 10.01.  Supplemental Trust Agreement Without Consent
                          of Pass-Through Trustees. . . . . . . . . . .  33
          Section 10.02.  Supplemental Agreements With Consent of Pass-
                          Through Trustees. . . . . . . . . . . . . . .  34
          Section 10.03.  Effect of Supplemental Agreement. . . . . . .  35
          Section 10.04.  Documents to Be Given to Trustee. . . . . . .  36
          Section 10.05.  Granting of Easements . . . . . . . . . . . .  36

                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

          Section 11.01.  Severability of Provisions. . . . . . . . . .  36
          Section 11.02.  Recordation of Agreement. . . . . . . . . . .  36


          Section 11.03.  Duration of Agreement . . . . . . . . . . . .  36
          Section 11.04.  Governing Law . . . . . . . . . . . . . . . .  36
          Section 11.05.  Notices.  . . . . . . . . . . . . . . . . . .  36
          Section 11.06.  Counterparts. . . . . . . . . . . . . . . . .  37
          Section 11.07.  Submission to Jurisdiction. . . . . . . . . .  37
          Section 11.08.  Gender; Number. . . . . . . . . . . . . . . .  38
          Section 11.09.  Certificate and Opinion as to Conditions
                          Precedent . . . . . . . . . . . . . . . . . .  38
          Section 11.10.  Statements Required in Certificate or Opinion  38
          Section 11.11.  Benefits of Trust Agreement.  . . . . . . . .  38

          EXHIBIT A-1         MORTGAGE NOTE SCHEDULE

          EXHIBIT A-3         CONTENTS OF MORTGAGE FILE

          EXHIBIT A-4         CAPITALIZED DEBT SERVICE ACCOUNT SCHEDULE

          EXHIBIT C           FORM OF TRUSTEE CERTIFICATION


                               ___________________

                           COLLATERAL TRUST AGREEMENT
                               ___________________



         THIS COLLATERAL TRUST AGREEMENT, dated as of _______ __, 19__, is executed by and among NATIONAL TENANT FINANCE CORPORATION, a Delaware corporation, as depositor (together with its permitted successors, in such capacity, "Depositor"), and UNITED STATES TRUST COMPANY OF NEW YORK a New York, banking corporation as trustee (together with its permitted successors and assigns, "Trustee").

         In consideration of the premises and the mutual agreements hereinafter set forth, the Depositor and the Trustee agree as follows:


                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01. Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         "Additional Rent": [With respect to each Lease] has the meaning assigned in Article 5 of [the] [such] Lease.

         "Administrative Expenses": The ordinary and necessary expenses incurred by the Trustee in the course of administering the affairs of the Trust, excluding any Liquidation Expenses.

         "Annual Rental": [With respect to each Lease,] has the meaning assigned in Article 4 of [the][such] Lease.

         "Assignment of Mortgage[s]": The Assignment of the Mortgage[s] dated as of _______ __, 19__ between Depositor and Trustee, the Assignment of Lease Assignment[s] dated as of ______ __, 19__, between Depositor and Trustee, and any other notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction[s] where the Mortgaged Estate securing [each] [the] Mortgage Loan is located to reflect of record the sale, conveyance, transfer and absolute assignment of the Mortgage[s] to the Trustee.

         "Borrower" [The][A] Borrower identified in [the][a] Loan Agreement.

         "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings and loan institutions in New York or California, or the city in which the principal corporate trust offices of any successor Trustee are located, are authorized or obligated by law or executive order to be closed.

         "Called Principal Percentage": With respect to any Mortgage Note, has the meaning assigned to it in Section 2 of the related Loan Agreement.

        [Capitalized Debt Service Account": [The] [Each] trust account described in Section 4.06.]

         ["Capitalized Debt Service Reserve": Has the meaning assigned thereto in Section 2 of [the] [each] Loan Agreement.]

         "Certificate" or "Certificates": The Certificate or Certificates evidencing a beneficial ownership interest in a Pass-Through Trust Property executed and authenticated by a Pass-Through Trustee.

         "Certificate Account": The trust account described in Section 4.03 of each Pass-Through Trust Agreement.

         "Certificate Balance": With respect to all the Certificates, the original principal amount of the Certificates less all payments and prepayments of principal thereof, including without limitation any payments of principal comprising Debt Service; and with respect to any Certificate, the original principal amount of such Certificate less all payments and prepayments of principal thereof, including without limitation any payments of principal comprising Debt Service on such Certificate.

         "Certificateholder," "Certificateholders," "Holder" or "Holders": The person or persons in whose name a Certificate is registered in a Certificate Register, except that, solely for the purposes of voting Certificates to direct a Pass-Through Trustee with respect to any consent, waiver, request or demand pursuant to this Trust Agreement or pursuant to any Pass-Through Trust Agreement, any Certificate registered in the name of the Depositor, [Kmart,] a Tenant, a Borrower, any successor owner or ground lessee of a Project, any successor tenant or subtenant of a Project, any successor guarantor of the performance of a Tenant or successor tenant, or any affiliate of any of the foregoing, shall be deemed not to be outstanding.

         "Certificate Register":  A register maintained pursuant to Section
3.02 of each Pass-Through Trust Agreement.

         "Closing Costs": An amount equal to $_____________ which shall be disbursed to the Underwriters on the Closing Date.

         "Closing Date":  _______ __, 199_.

         "Code":  The Internal Revenue Code of 1986, as amended.

         "Condemnation Proceeds": Any awards in respect of, or settlements in lieu of, condemnation proceedings affecting [the] [a] Mortgaged Estate.

         "Consent and Agreement": [A] [The] Consent and Agreement among [Kmart,] Depositor, [a] Borrower, [a] Tenant and Trustee relating to [a] [the] Lease, [[a] [the] Lease Guaranty,] [a] [the] Note Put Agreement and certain other related matters.

         "Corporate Trust Office": The office of the Trustee in the State of California at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at Suite 2700, 555 South Flower Street, Los Angeles, California 90071.

         "Debt Service": The interest or interest and principal payable semiannually on the Remittance Date as stated on a specific Certificate, as adjusted from time to time as provided in Section 3.01(g) of the related Pass-Through Trust Agreement.

         "Depositor": National Tenant Finance Corporation, a Delaware corporation and its successors in interest.

         "Determination Date": The last Business Day immediately preceding a Remittance Date.

         "Due Date": [With respect to each Mortgage Note,] a Note Payment Date as defined in the [related] Loan Agreement.

         "Eligible Investments":  One or more of the following:

                   (i)    direct obligations of the United States of America;

                  (ii) obligations fully guaranteed, both as to principal and interest, by the United States of America;

                 (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof, rated in the highest rating category for such securities by S&P and Moody's; and

                  (iv) taxable government money-market portfolios restricted to obligations with maturities of one year or less, issued or guaranteed by the full faith and credit of the United States which, at the time of such investment, are then rated in the highest rating category of S&P and Moody's (the "highest rating category" as used in this definition shall mean (A) a rating which would be assigned by S&P, as of the date first above written, equivalent to or higher than "AAAm" or "AAAmG" with respect to money-market securities and (B) a rating which would be assigned by Moody's as of the date first above written, equivalent to or higher than "Am" with respect to money-market securities);

provided that any such obligations of the types described in clauses (i) through (iv) above shall not have a maturity later than the earlier of 90 days and the Due Date immediately following the acquisition thereof; provided further, that any such obligations of the types described in clauses (i) and (ii) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution (which may be the Trustee or any Pass-Through Trustee) the senior unsecured debt of which is then assigned an A rating or better by S&P or Moody's, so long as title to the underlying obligations shall pass to the Trustee and that such underlying obligations shall be segregated in a custodial or trust account of or for the benefit of the Trustee.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default":  Any event of default described in Section 7.01.

         "Exchange Act":  The Securities Exchange Act of 1934, as amended.

         "Extraordinary Expense Advances": All reasonable and necessary "out-of-pocket" costs and expenses of the Trustee or any Pass-Through Trustee in enforcing the Mortgage Notes and the Loan Documents following an Event of Default under Section 7.01(c) hereof (except for a Non-Monetary Tenant Default), and in compliance with the obligations of the Trustee under Section 4.07.

         "FDIC": Federal Deposit Insurance Corporation or any successor organization.

         ["Indemnity Agreement": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.1 of the [related] Loan Agreement.]

         "Insurance Proceeds": Proceeds paid by any insurer pursuant to any insurance policy, including but not limited to title insurance, environmental insurance and self-insurance proceeds paid by Kmart or any Tenant, covering all or a portion of [the] [a] Mortgaged Estate.

         "Kmart": Kmart Corporation, a Michigan corporation, and its successors and assigns.

         "Lease": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.1 of the [related] Loan Agreement.

         ["Lease Guaranty": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.1 of the [related] Loan Agreement.]

         "Liquidated Mortgage Loan": [A] [The] Mortgage Loan after an Event of Default under the [related] Loan Agreement when the Trustee has reasonably determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         "Liquidation Expenses": Expenses which are incurred by the Trustee in connection with the liquidation of a defaulted Mortgage Loan, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Trustee pursuant to Section 4.07 (to the extent such amount is reimbursable under the terms of Section 4.07) respecting such Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation.

         "Liquidation Proceeds": Cash (including Insurance Proceeds and Condemnation Proceeds) received by the Trustee in connection with the liquidation of [a] [the] defaulted Mortgage Loan, whether through the sale of such defaulted Mortgage Loan, the sale of the Mortgaged Estate securing such defaulted Mortgage Loan pursuant to foreclosure sale or otherwise, or revenues from or the sale of the related Mortgaged Estate if such Mortgaged Estate is acquired in satisfaction of such defaulted Mortgage Loan, other than amounts required to be paid to the Borrower pursuant to law or the terms of the related Mortgage Note.

         "Loan Agreement": [With respect to each Mortgage Note,] the [related] Loan Agreement between Depositor and [a] Borrower, pursuant to the terms and conditions of which the [related] Mortgage Loan was made.

         "Loan Documents": [With respect to each Mortgage Loan,] the [related] Note Put Agreement, the [related] Loan Agreement, the [related] Mortgage and each document in the Mortgage File [pertaining to such Mortgage Loan], and each other document which constitutes a Loan Document pursuant to the terms and provisions of [such] [the] Loan Agreement.

         "Make-Whole Premium": [With respect to each Mortgage Note,] has the meaning assigned to it in Section 2 of the [related] Loan Agreement. The Trustee shall be provided with a certificate evidencing the calculation of such amount by the Depositor.

         "Moody's": Moody's Investors Service, Inc., a Delaware corporation, its successors and assigns.

         "Mortgage": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.2 of the [related] Loan Agreement.

         "Mortgage File": The items referred to in Exhibit A-3 annexed hereto pertaining to the Mortgage Loan[s].

         "Mortgage Loan": The loan pursuant to [a] [the] Loan Agreement together with all right, title and interest of Depositor relating thereto, evidenced by the [related] Mortgage Notes and secured by the [related] Mortgage.

         "Mortgage Note": A promissory note, executed by [a] [the] Borrower as obligor and having [a] [the] maturity date and Mortgage Note rate specified in the Mortgage Note Schedule, secured by [a] [the] Mortgage, which Mortgage Note was sold, conveyed, transferred and absolutely assigned by the Depositor to a Pass-Through Trustee and which is the subject of the related Pass-Through Trust Agreement and included in the related Pass-Through Trust Property.

         "Mortgage Note Account":  [The] [Each] trust account described in
Section 4.04.

         "Mortgage Note Payments": The scheduled payments set forth in Exhibit A-1 of interest or principal and interest on the Mortgage Notes.

         "Mortgage Note Schedule": The schedule attached hereto as Exhibit A-1 setting forth the following information for the Mortgage Notes: (i) [each] [the] Borrower's name; (ii) the Mortgaged Estate[s]; (iii) the maturity dates;
(iv) each Mortgage Note rate; (v) the first Due Date; (vi) a schedule setting forth the Mortgage Note Payments; and (vii) the original Principal Balance of each Mortgage Note.

         "Mortgaged Estate": [With respect to each Mortgage Note,] the real and personal property securing [such] [the] Mortgage Note[s].

         "Net Liquidation Proceeds": Liquidation Proceeds net of Liquidation Expenses.

         "Non-Monetary Tenant Default": [With respect to a Lease,] any default under [such] [the] Lease by the [related] Tenant other than a default in the payment of Annual Rental or Additional Rent.

         "Note Put Agreement": [With respect to each Loan Agreement,] the Note Put Agreement by and between Depositor, [and] the [related] Tenant, [and Kmart] pursuant to the terms and conditions of which a put of [such] [the] Mortgage Notes may be made on the occurrence of certain events specified therein.

         "Officer's Certificate": A certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries or any other duly authorized officer of the Depositor and delivered to the Trustee containing the information required by Sections 11.09 and 11.10.

         [Option Agreement": An option granted by [a][the] Borrower to [a][the] Tenant permitting such Tenant to acquire the [related] Project in the event Borrower does not perform its obligations under the [related] Lease and the [related] Construction Fund Disbursement Agreement.]

         "Opinion of Counsel": An opinion in writing signed by legal counsel who may be an employee of or counsel to the Depositor in form and substance acceptable to the Trustee containing the information required by Sections 11.09 and 11.10.

         "Pass-Through Trust": A grantor trust created pursuant to a Pass-Through Trust Agreement.

         "Pass-Through Trust Administrative Expenses": The ordinary and necessary expenses incurred in the course of administering the affairs of a Pass-Through Trust.

         "Pass-Through Trust Agreement": A Pass-Through Trust Agreement dated the date hereof between the Pass-Through Trustee and the Depositor, together with all amendments thereof and supplements thereto.

         "Pass-Through Trust Property": With respect to each Pass-Through Trust, the corpus of such Pass-Through Trust, to the extent described therein, consisting of the Mortgage Note[s] held by such Pass-Through Trust, such assets as shall from time to time be identified as deposited in the Certificate Account (including the investment income thereon) of such Pass-Through Trust, and any funds advanced by the Certificateholders of a Pass-Through Trust to the related Pass-Through Trustee or otherwise held by such Pass-Through Trustee in accordance with the provisions of the related Pass-Through Trust Agreement.

         "Pass-Through Trustee": With respect to each Pass-Through Trust Agreement, the U.S. Trust Company of California, N.A., and its permitted successors and assigns thereunder.

         "Pass-Through Trustee's Fees": The amount of annual fee paid to each Pass-Through Trustee for its ordinary fees and expenses arising under a Pass-Through Trust Agreement, equal to $________.

         "Percentage Interest":   [With respect to the Mortgage Notes issued
under a Loan Agreement] the sum of the percentages of the aggregate outstanding principal balance of [such] [the] Mortgage Notes which is voted by the Pass-Through Trustees with respect to any matter. The percentage of such Mortgage Notes voted by a Pass-Through Trustee shall be determined by dividing
(i) the product of (a) the outstanding principal balance of such Mortgage Notes held by such Pass-Through Trustee, times (b) the Percentage Interests (as defined in such Pass-Through Trust Agreement) represented by the Certificateholders of such Pass-Through Trust which have directed such Pass-Through Trustee to vote on any particular matter or 100% if the Pass-Through Trustee is voting in its own discretion, by (ii) the aggregate outstanding principal balance of such Mortgage Notes.

         "Permitted Encumbrances": The Permitted Encumbrances as defined in [each] [the] Mortgage.

         "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         "Pledge Agreement": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.2 of the [related] Loan Agreement.

         "Principal Balance": The outstanding principal balance of a Mortgage Note as of any specified date.

         "Principal Prepayment": Any payment or other recovery of principal on a Mortgage Note (other than monthly receipt of amounts referred to in Section 4.01(a)), including any prepayment of principal pursuant to Section 3 of the [related] Loan Agreement, Insurance Proceeds and Condemnation Proceeds to the extent required to be deposited in the Certificate Accounts, and Liquidation Proceeds, which is received in advance of its scheduled Due Date.

         "Project": [A] [The] facility comprised of a retail store [constructed by [a] Borrower [and [a] Tenant]] for lease by [a] [such] Tenant on real property [which will be [acquired by] [owned by] [a] [such] Borrower and] [upon which such facility will be constructed on behalf of [such] Borrower] using the proceeds of [a] [the] Mortgage Loan.

         "Purchase Price": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 2.1 of the [related] Note Put Agreement.

         "Put": The right to require purchase of a Mortgage Note by [a] [the] Tenant and Kmart pursuant to the [related] Note Put Agreement.

         "Rating Agency": Any nationally recognized statistical rating agency, or its successor, that rated the Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to the highest rating category of a Rating Agency shall mean AAA or better in the case of S&P and Aaa or better in the case of Moody's and in the case of any other Rating Agency shall mean a rating equivalent to such ratings.

         "Record Date": The close of business on the fifteenth day preceding the related Remittance Date, except with respect to a distribution pursuant to
Section 3.01(f) of a Pass-Through Trust Agreement, in which case the Record Date is the close of business on the fifteenth day prior to the Remittance Date on which the related Mortgage Note Payment would, pursuant to the terms of the related Pass-Through Trust Agreement, have been distributable to the related Certificateholders had such Mortgage Note Payment been paid in full in a timely manner.

         "Redemption Price": [With respect to each Mortgage Note,] has the meaning assigned thereto in Section 1.2 of the [related] Loan Agreement.

         "Remittance Date": With respect to the Certificates, an interest or a principal and interest payment date of ________ 1, 19__, and the first Business Day of each ________ and ____ thereafter until _____ 1, ____, or the payment of the unpaid principal balance in full, or such other date when a distribution is made pursuant to Section 3.01(c), 3.01(d), 3.01(e) or 3.01(f) of a Pass-Through Trust Agreement.

         "Rental Payment Account":  [The] [Each] trust account described in
Section 4.02.

         "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors of the Trustee, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors of the Trustee, the President, the Chairman of the Committee on Trust Matters, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         ["Second Mortgage": A Mortgage, Security Agreement and Assignment of Rents from [a] [the] Borrower to [a] [the] Tenant which grants a lien subordinate to the [related] Mortgage on [a] [the] Project to secure such Borrower's performance under the [related] Lease and under the [related] Construction Fund Disbursement Agreement.]

         "S & P":  Standard & Poor's Ratings Group, a _________________________
corporation, its successor and assigns.

         "Termination Premium": [With respect to each Mortgage Note,] has the meaning assigned to it in Section 2 of the [related] Note Put Agreement.

         "Tenant" or "Tenants":  [Kmart and] ___________, _____________ or
[____________,] [each of] which is a subsidiary of Kmart and which has entered into [the] [a] Lease with [a] [the] Borrower to occupy a Project.

         "Treasury Regulations": The Treasury Regulations, including proposed, temporary and final regulations promulgated under the provisions of the Code.

         "Trust":  The trust created pursuant to this Trust Agreement.

         "Trust Agreement": This Trust Agreement and all amendments hereof and supplements hereto.

         "Trustee": United States Trust Company of New York, and its permitted successors hereunder.

         "Trustee's Fee": The amount of the annual fee paid to the Trustee for its Administrative Expenses, equal to $_____, payable by the Tenant[s] pursuant to the Consent and Agreement[s].

         "Trust Property": The corpus of the Trust, to the extent described herein, consisting of all Loan Documents, property which secures the Mortgage Loan[s] and which has been acquired by foreclosure or deed in lieu of foreclosure (prior to its disposition) and Insurance Proceeds, Condemnation Proceeds and any other amounts receivable under the Loan Documents, and any funds advanced by the Certificateholders to Trustee or otherwise held by Trustee in accordance with the provisions hereof.

         "Underwriters": The several underwriters named in the Underwriting Agreement.

         "Underwriting Agreement": The Underwriting Agreement dated ________ __, 19__, between Kmart, the Depositor and Sutro & Co. Incorporated [on behalf of itself and the several underwriters named therein].


                                   ARTICLE II
                          CONVEYANCE OF TRUST PROPERTY

         Section 2.01. Conveyance of Trust Property. As grantor of the Trust and the Pass-Through Trusts, the Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, set over, convey and absolutely assign to the Trustee for the benefit of the Pass-Through Trustees as holders of the Mortgage Notes without recourse (except as provided herein) in trust intending to establish the Trust, all right, title and interest of the Depositor in and to all Loan Documents.

         The ownership of the Trust Property is vested in the Trustee without reservation of any right, title or interest whatsoever in the Depositor. The Depositor intends that the sale, conveyance, transfer and absolute assignment of the Depositor's right, title and interest in and to the Trust Property pursuant to this Trust Agreement shall constitute a purchase and sale and not a pledge of security for a loan. However, if for any reason such conveyance is deemed not to be a sale, the Depositor intends that the rights and obligations of the parties shall nevertheless be established pursuant to the terms of this Trust Agreement and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Trust Property, and that this Trust Agreement shall constitute a security agreement under applicable law. The Trustee is holding the Trust Property on behalf of and for the benefit of the Pass-Through Trustees as holders of the Mortgage Notes. Any funds the Trustee collects hereunder, except such amounts as are to be paid to the Trustee as provided herein, are collected and held on behalf of and for the benefit of the Pass-Through Trustees as holders of the Mortgage Notes.

         Section 2.02. Acceptance by Trustee. The Trustee acknowledges receipt of the documents referred to in Section 2.01, subject to any exceptions noted in a certificate of the Trustee delivered within 30 days after the Closing Date, and declares that it holds and will hold such documents delivered to it in trust for the use and benefit of all present and future holders of the Mortgage Notes. The Trustee agrees, for the benefit of the Pass-Through Trustees as holders of the Mortgage Notes, to review within 30 days after the Closing Date each of the documents described in Section 2.01 delivered to it to ascertain that all required documents have been executed and received, and that such documents relate to the Mortgage Notes identified in the Mortgage Note Schedule, as supplemented, that have been sold, conveyed, transferred and absolutely assigned to the Pass-Through Trustees. If the Trustee finds any document or documents constituting a part of the documents described in Section
2.01 to be missing, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered in any material respect, the Trustee shall promptly (and in any event within no more than five Business Days after such discovery) so notify the Depositor. At the conclusion of such review, the Trustee shall also notify the Depositor if, in examining such documents, or through any other means, the Trustee had notice or knowledge (a) of any adverse claim, lien or encumbrance against [any] [the] Mortgage Loan or [any] [the] related Mortgaged Estate, (b) that any Mortgage Note was overdue or had been dishonored, (c) of evidence on the face of any Mortgage Note or Mortgage of any security interest or other right or interest therein, or (d) of any defense against or claim to any Mortgage Note by any party. The Depositor shall correct such omission or other irregularity referred to above within 90 days from receipt of such notice from the Trustee. The Trustee shall review the documents referred to in Section 2.01 only for the purpose set forth above in this Section 2.02 and the Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         Within thirty (30) days of the Closing Date, the Trustee shall deliver to the Depositor, Kmart and the Pass-Through Trustees the Trustee's Certification substantially in the form attached hereto as Exhibit C.

         Section 2.03. Trust Property. The Trustee acknowledges that it holds the Trust Property conveyed pursuant to this Trust Agreement in trust for the use and benefit of all present and future holders of the Mortgage Notes.

         Section 2.04. Limitation of Powers. The Trust is constituted solely for the purpose of holding the Trust Property for the benefit of the Pass-Through Trustees as holders of the Mortgage Notes, and, except as set forth herein, the Trustee is not authorized or empowered to acquire any other investments or engage in any other activities.


                                  ARTICLE III
                               THE MORTGAGE NOTES

         Section 3.01. Prepayment. In the event of a prepayment of a Mortgage Note pursuant to Section 3 of the Loan Agreement, upon receipt by Trustee of the amount of such prepayment, Trustee shall deposit such amount in the [related] Mortgage Note Account and shall on the next Business Day following such receipt pay such sum to the Pass-Through Trustee holding such Mortgage Note for deposit into the Certificate Account of the related Pass-Through Trust. Any Condemnation Proceeds or Insurance Proceeds received by the Trustee pursuant to Section 3.3 of the Loan Agreement shall be allocated to each [related] Mortgage Note based upon a fraction, calculated as of immediately prior to the Prepayment Date, the numerator of which shall be the outstanding principal balance of such Mortgage Note plus accrued interest thereon plus the Make-Whole Premium related thereto and the denominator of which shall be the aggregate outstanding principal balance of all [related] Mortgage Notes, plus the aggregate accrued interest thereon plus the aggregate Make-Whole Premiums related thereto. For purposes of this Section, the term "Prepayment Date" shall mean the effective date of the termination of the [related] Lease or of the abatement of the Annual Rental of such Lease, as applicable.

         Section 3.02. Note Put. The Trustee shall notify the Pass-Through Trustees of the occurrence of any Triggering Event (as defined in [a] [the] Note Put Agreement) known to the Trustee within two (2) Business Days after obtaining knowledge thereof.

                 (a) Upon the occurrence of a Triggering Event, the Trustee, as provided in (b) below or upon the written direction of the Pass-Through Trustees voting Percentage Interests in the aggregate of not less than 66-2/3% of the related Mortgage Notes, shall (i) obtain the Mortgage Notes from the Pass-Through Trustees, (ii) exercise the Put in accordance with the terms and provisions of [such] [the] Note Put Agreement, (iii) designate the Purchase Date under and as defined in [such] [the] Note Put Agreement (which Purchase Date shall be not more than 35 Business Days after receipt of such direction) and, upon receipt of the Purchase Price from [the related] Tenant or Kmart, deposit such amount into the [related] Mortgage Note Account, and (iv) on the next Business Day following such receipt, pay into the Certificate Account of each Pass-Through Trustee the Purchase Price received by the Trustee for the [related] Mortgage Note held by such Pass-Through Trust, less any reasonable costs and expenses incurred by the Trustee or the Pass-Through Trustees in connection with the exercise of the Put that have not otherwise been reimbursed. The payment of the Purchase Price to the Collateral Trustee as set forth herein and in the [related] Note Put Agreement shall satisfy in full [the related] Tenant's and Kmart's obligations under the [related] Note Put Agreement. Upon payment of the Purchase Price, the Trustee shall transfer all Loan Documents [related to the purchased Mortgage Notes] to the purchaser of such Mortgage Notes, and this Trust shall thereby terminate as to such Loan Documents. Upon execution and delivery of all documents reasonably necessary to assign the related Loan Documents to the purchaser of the Mortgage Notes, the Trustee shall have no further obligations with respect to such Loan Documents or such Mortgage Notes.

                 (b) If the Triggering Event is a Lease Guaranty Termination, the Trustee shall exercise the [related] Put and take the other steps specified in (a) above unless the Trustee receives written direction from the Pass-Through Trustees voting Percentage Interests in the aggregate of not less than 66-2/3% of the related Mortgage Notes instructing the Trustee not to exercise such Put.

         Section 3.03. Liquidation. In the event of a liquidation of a Mortgage Loan by foreclosure or otherwise as a consequence of an Event of Default (not including a Put pursuant to the [related] Note Put Agreement), the Trustee shall, following receipt of any Net Liquidation Proceeds, deposit such amounts in the [related] Mortgage Note Account and shall on the next Business Day following such receipt distribute a portion of such amount to each Pass-Through Trustee holding a [related] Mortgage Note or rights with respect thereto. Any amounts received in connection with such a liquidation shall be allocated to each [related] Mortgage Note based upon a fraction, calculated as of immediately prior to the receipt by the Trustee of such amounts, the numerator of which shall be the Purchase Price of such Mortgage Note and the denominator of which shall be the aggregate Purchase Prices of such Mortgage Note and all [related] Mortgage Notes. Once a Mortgage Loan has become a Liquidated Mortgage Loan and all Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan have been distributed to the Pass-Through Trustees, this Trust shall terminate with respect to such Liquidated Mortgage Loan and the [related] Loan Documents.

         Section 3.04 Late Payment Distribution. In the event that, due to unpaid Annual Rental, there are insufficient funds on any Due Date to pay the Mortgage Note Payments on a Mortgage Note and subsequent to such Due Date such Annual Rental or any Additional Rent with respect thereto is paid, the Trustee shall on the next Business Day following such receipt transfer to the Certificate Account of the Pass-Through Trustee holding such Mortgage Note such unpaid portion of such Mortgage Note Payments together with interest on such overdue amount at the Overdue Rate (as defined in such Mortgage Note) to the extent received.


                                   ARTICLE IV
                       RECEIPT AND DISTRIBUTION OF INCOME
                      AND PROCEEDS FROM THE TRUST PROPERTY

         Section 4.01. Receipt of Lease Payments; Collection of Lease and Lease Guaranty Payments; Collection of Mortgage Loan Payments; Collection of Indemnity Agreement Payments; Investment Direction.

                 (a) Pursuant to the Consent and Agreement[s], [each] Tenant under [the] [each] Lease will pay all Annual Rental and Additional Rent (except for Real Estate Taxes (as defined in the related Lease) and amounts payable directly to a third party pursuant to such Lease, which shall be payable in accordance with such Lease) payable by [each] Tenant under [the] [each] Lease directly to the Trustee. All such Annual Rental and Additional Rent received by Trustee shall be deposited by the Trustee in the Rental Payment Account as described in Section 4.02 hereof, invested in Eligible Investments in accordance with Section 4.01(d) of this Trust Agreement, and applied in accordance with Section 4.03 hereof; provided that, subsequent to the Trustee becoming aware of the occurrence of an Event of Default pursuant to
Section 7.01 hereof (except for a Non-Monetary Tenant Default), and during the time such Event of Default continues without being cured or waived, all Annual Rental and Additional Rent [from the related Lease] received by Trustee shall be deemed received pursuant to the Assignment of Leases and Rents and shall be deposited by the Trustee in the Mortgage Note Account as described in
Section 4.04 hereof, shall be invested in accordance with Section 4.01(d) hereof, and shall be applied in accordance with Section 4.05 hereof.

                 (b) In the event the Trustee does not receive any monthly installment of Annual Rental on the date set forth in [the] [each] Lease, taking into account any grace period provided for therein, the Trustee is hereby directed to and the Trustee, shall notify the [related] Borrower (as landlord), the [related] Tenant [and Kmart] in writing regarding [the] [such] Tenant's failure to make such timely payment. In the event the Trustee does not receive the monthly installment of Annual Rental within [five] Business
Days of giving such written notice, the Trustee, at the written direction of the Pass-Through Trustees voting Percentage Interests aggregating not less than 66-2/3% of the related Mortgage Notes, shall use its best efforts to enforce the provisions of [the] [such] Lease [and [the related] Lease Guaranty] by exercising all of the remedies available to it at law and in equity, including, but not limited to, the remedies available under [the] [such] Lease [and [the] [such] Lease Guaranty,] provided that the Trustee shall give notice of intent to terminate or take action to terminate [the] [such] Lease only at the written direction of the Pass-Through Trustees voting Percentage Interests aggregating not less than 66-2/3% of the related Mortgage Notes to take such action. No later than two Business Days prior to any Due Date, the Trustee shall advise each Pass-Through Trustee if there are insufficient funds in the Rental Payment Account[s] and Mortgage Note Account[s] to pay the Mortgage Note Payments due on such Due Date.

                 (c) Continuously from the date hereof until the principal of, and interest on, the Mortgage Loan[s] are paid in full, the Trustee will use reasonable best efforts to collect all payments due under the Mortgage Loan[s] when the same shall become due and payable. The Trustee shall also review any official receipts from any taxing authority provided to it pursuant to Section 1.08(c) of the Mortgage[s] to monitor payment of Impositions (as defined in the Mortgage[s]). [The Trustee also shall use its best efforts to collect any amount that becomes due pursuant to [the] [an] Indemnity Agreement. Any amounts collected by the Trustee pursuant to [the] [an] Indemnity Agreement shall be deposited in the [related] Rental Payment Account, provided that during any period when the proviso of Section 4.01 applies to the [related] Annual Rental and Additional Rent, any amounts received under the [related] Indemnity Agreement shall be deposited in the Mortgage Note Account and applied in accordance with Section 4.05 hereof.]

                 (d)(i) Funds in [the] [each] Rental Payment Account and [the] [each] Capitalized Debt Service Account shall be invested in Eligible Investments at the written direction of the Borrower [on whose behalf such accounts have been established]. Funds in the Mortgage Note Account shall be invested by the Trustee in Eligible Investments described in subparagraph (i),
(ii) or (iv) of the definition thereof (or in the further proviso at the end of such definition). All such investments shall mature on or prior to the next succeeding Determination Date and in no event shall be invested in obligations maturing later than 90 days from the investment date. The risk of investment loss with respect to funds in [the] [each] Rental Payment Account and [the] [each] Capitalized Debt Service Account shall be borne by the Borrower [on whose behalf such accounts have been established]. The risk of investment loss with respect to funds in the Mortgage Note Account shall be borne by the Pass-Through Trustees as holders of the Mortgage Notes. On or after the Due Date and prior to the next succeeding Determination Date, the Trustee shall be prohibited from selling or transferring Eligible Investments prior to maturity unless and until a default shall have occurred under [a] [the] Mortgage Note. In the event the Trustee shall not have received at least twenty-four hours' written notice as to any investment direction from [the] [a] Borrower upon the maturity of an existing investment, the Trustee shall be authorized to invest maturing amounts in Eligible Investments described in subparagraph (iv) of the definition thereof (or in the further proviso at the end of such definition) until further directed in writing as to investments of such amounts.
Investment earnings and losses on any Eligible Investment shall be deposited to or charged to the account in which the funds used for any such Eligible Investment were deposited. The Trustee shall have no responsibility for any loss on any Eligible Investments.

                 (ii) If an Event of Default occurs under the Mortgage Notes or the Loan Documents [with respect to a Mortgage Loan], the Borrower [of such Mortgage Loan] shall be prohibited from directing investments as contemplated above and the Trustee shall invest in Eligible Investments described in subparagraph (i), (ii) or (iv) of the definition thereof (or in the further proviso at the end of such definition) until such Event of Default is cured.

         Section 4.02. Establishment of Rental Payment Account[s]; Deposits in Rental Payment Account[s]. The Depositor (on behalf of [the] [each] Borrower) hereby establishes [the] [a separate] Rental Payment Account with the Trustee. [This] [Each such] account shall be maintained as a fund separate and distinct from other accounts [(including other Rental Payment Accounts)] created under this Trust Agreement. Prior to an Event of Default with respect to such Borrower's Mortgage Loan pursuant to Section 7.01 hereof (except for a Non-Monetary Tenant Default), [the] [each such] Rental Payment Account shall remain the property of the Borrower [on whose behalf such Rental Payment Account was established], subject to the rights of the Trustee under Section
4.03 of this Trust Agreement and under [the] [such Borrower's] Pledge
Agreement.

         The Trustee shall cause to be deposited in [the] [such] Rental Payment Account and retained therein:

                 (a)      All payments (including Annual Rental and Additional
Rent) received pursuant to the terms of the [related] Lease [and Lease Guaranty,] (other than Insurance Proceeds and Condemnation Proceeds) and pursuant to the terms of the [related] Indemnity Agreement, subject to the proviso in Section 4.01(a);

                 (b) Subject to the provisions of the [related] Lease, all Insurance Proceeds received pursuant to Section 17 of [the] [such] Lease in excess of the amounts required to make the mandatory prepayment of the [related] Mortgage Notes pursuant to Section 3.3 of the [related] Loan Agreement;

                 (c) Subject to the provisions of the [related] Lease, all Condemnation Proceeds received pursuant to Section 18(g) of [the] [such] Lease in excess of the amounts required to make the mandatory prepayment of the [related] Mortgage Notes pursuant to Section 3.3 of the [related] Loan Agreement; and

                 (d) All earnings (or losses) on funds held in [the] [such] Rental Payment Account derived from Eligible Investments.

The foregoing requirements for deposit in the Rental Payment Account[s] shall be exclusive.

         Section 4.03. Permitted Withdrawals From the Rental Payment Account[s]. The Trustee shall cause the withdrawal of funds from [the] [a] Rental Payment Account for the following purposes and in the following order of priority:

                 (a) upon the occurrence of an Event of Default [with respect to a Borrower's Mortgage Loan] pursuant to Section 7.01 hereof (except for a Non-Monetary Tenant Default), to transfer to the Mortgage Note Account [related to such Mortgage Loan] all amounts in the Rental Payment Account [related to such Mortgage Loan] and to apply such amounts pursuant to the provisions of Section 4.05 hereof;

                 (b) to transfer to the Certificate Account of each Pass-Through Trust (i) on each Due Date an amount equal to the Mortgage Note Payment due and unpaid as of such Due Date on the related Mortgage Note held by such Pass-Through Trustee and (ii) on the next Business Day after receipt of any amounts distributable under Section 3.04.

                 (c) to pay the Trustee and any Pass-Through Trustee for any amounts due pursuant to Section 3.06(d) of each Pass-Through Trust Agreement, for any unreimbursed Extraordinary Expense Advances required by [the related] Borrower's default pursuant to the [related] Mortgage Notes or the [related] Loan Documents, and for [such Borrower's ratable portion of] due and unpaid Trustee's Fees and Pass-Through Trustee's Fees, and to reimburse Trustee and any Pass-Through Trustee for any expenses, costs and liabilities for which they are entitled to reimbursement hereunder or under the [related] Mortgage Notes or the Loan Documents [related to such Borrower's Mortgage Loan]; prior to an Event of Default [with respect to such Borrower's Mortgage Loan] the Trustee's right to reimburse itself or a Pass-Through Trustee pursuant to this clause (c) with respect to [the] [such Borrower's] Mortgage Loan is limited to reimbursement for amounts due pursuant to Section 3.06(d) of each Pass-Through Trust Agreement; subsequent to an Event of Default [with respect to such Borrower's Mortgage Loan] pursuant to Section 7.01 hereof (except for a Non-Monetary Tenant Default), the Trustee shall have a prior lien for itself and on behalf of the Pass-Through Trustees, pari passu, on all moneys in [the] [such Borrower's] Rental Payment Account for payment or reimbursement of Extraordinary Expense Advances [related to such Mortgage Loan], [such Borrower's ratable portion of] due and unpaid Trustee's Fees and Pass-Through Trustee's Fees, and other amounts owed it or a Pass-Through Trustee and payable by [such] Borrower under any provision of the [related] Mortgage Notes or the [related] Loan Documents, provided, however, that so long as [(i) no default exists under the [related] Lease Guaranty, taking into account any grace period provided for therein, or (ii)] no direction has been given by the Pass-Through Trustees pursuant to Section 7.01 hereof and reflecting direction given to the Pass-Through Trustees by Certificateholders owning at least 66-2/3% of the outstanding principal balance of the Certificates to exercise rights or remedies under such Mortgage Notes or Loan Documents, the payments pursuant to
Section 4.03(a) and (b) above shall be made by Trustee free and clear of such lien;

                 (d) to disburse to [the related] Borrower any amounts remaining in the Rental Payment Account promptly following the second scheduled Remittance Date after the Closing Date, and on each anniversary thereafter of such Remittance Date, after paying or providing for the payment or withdrawal of amounts described in clauses (a), (b) and (c) above.

         Section 4.04. Establishment of Mortgage Note Account[s]; Deposits in Mortgage Note Account[s]. The Trustee shall establish [the] [a separate] Mortgage Note Account [for each Mortgage Loan]. [This] [Each such] account shall be maintained as a fund separate and distinct from other accounts [(including other Mortgage Note Accounts)] created under this Trust Agreement.

         The Trustee shall cause to be deposited in [the] [such] Mortgage Note Account (upon receipt by the Trustee unless otherwise specified herein) and retained therein:

                 (a)      All amounts received pursuant to Sections 3.01 and
3.02 hereof [with respect to the related Mortgage Loan].

                 (b)      Net Liquidation Proceeds;

                 (c) Subject to the provisions of the [related] Lease, all Insurance Proceeds received pursuant to Section 17 of [the] [such] Lease not to exceed the amounts required to make the mandatory prepayment of the [related] Mortgage Notes pursuant to Section 3.3 of the [related] Loan Agreement;

                 (d) Subject to the provisions of the [related] Lease, all Condemnation Proceeds pursuant to Sections 18(d) and 18(g) of [the] [such] Lease not to exceed the amounts required to make the mandatory prepayment of the [related] Mortgage Notes pursuant to Section 3.3 of the [related] Loan Agreement;

                 (e) All earnings (or losses) on funds held in [the] [such] Mortgage Note Account derived from Eligible Investments; and

                 (f) All amounts required to be deposited therein under Sections 4.01(a), [4.01(c),] [and] 4.03(a), [and 4.06.]

The foregoing requirements for deposit in the Mortgage Note Account[s] shall be exclusive.

         Section 4.05. Permitted Withdrawals From the Mortgage Note Account[s]. The Trustee shall cause the withdrawal of funds from [the] [a] Mortgage Note Account for the following purposes and in the following order of priority (the transfers specified in (b) and (c) shall be made the next Business Day after receipt of such amounts by the Trustee):

                 (a) to transfer to the Certificate Account of each Pass-Through Trust (i) on each Due Date an amount equal to the Mortgage Note Payment due and unpaid as of such Due Date on the related Mortgage Note held by such Pass-Through Trustee and (ii) on the next Business Day after receipt of any amounts in respect of overdue Mortgage Note Payments; provided, however, that the foregoing shall not apply to amounts deposited in the Mortgage Note Account under Section 4.01(a), [4.01(c),] [or] 4.03(a) [or 4.06] if the
maturity of the related Mortgage Loan has been accelerated pursuant to the terms of the related Loan Documents. Any amounts referred to in the proviso contained in the preceding sentence, together with the interest earned thereon, shall, after such acceleration, be held in the Mortgage Note Account until such time as they constitute Liquidation Proceeds, at which time the Net Liquidation Proceeds attributable thereto shall be disposed of as provided in Section 4.05(c)(i);

                 (b) to transfer to the Certificate Account of each Pass-Through Trust the amounts required pursuant to Section 3.01 and 3.02 hereof;

                 (c) to transfer to the Certificate Account of each Pass-Through Trust as holder of a related Mortgage note, such Mortgage Note's ratable portion of:

                               (i)         any [related] Net Liquidation
Proceeds,

                              (ii)         any [related] Insurance Proceeds in
[the] [such] Mortgage Note Account, subject to the provisions of the [related] Lease, and

                             (iii)         any [related] Condemnation Proceeds
in [the] [such] Mortgage Note Account, subject to the provisions of the [related Lease].

                 (d) to pay the Trustee and any Pass-Through Trustee for any unreimbursed Extraordinary Expense Advances required by [the related] Borrower's default pursuant to the [related] Mortgage Notes or the [related] Loan Documents and for [such Borrower's ratable portion of] due and unpaid Trustee's Fees and Pass-Through Trustee's Fees, and to reimburse Trustee and any Pass-Through Trustee for any expenses, costs and liabilities for which they are entitled to reimbursement hereunder or under the [related] Mortgage Notes or the Loan Documents [related to such Borrower's Mortgage Loan]; subsequent to an Event of Default [with respect to such Borrower's Mortgage Loan] pursuant to
Section 7.01 (except for a Non-Monetary Tenant Default), the Trustee shall have a prior lien for itself and on behalf of the Pass-Through Trustees, pari passu, on all moneys in the Mortgage Note Account [with respect to such Mortgage Loan] for payment or reimbursement of Extraordinary Expense Advances [related to such Mortgage Loan], [such Borrower's ratable portion of] due and unpaid Trustee's Fees and Pass-Through Trustee's Fees, and other amounts owed it or a Pass-Through Trustee and payable by [such] Borrower under any provision of the [related] Mortgage Notes or the [related] Loan Documents, provided, however, that so long as (i) no default exists under the [related] Lease Guaranty, taking into account any grace period provided for therein, or (ii) no direction has been given by the Pass-Through Trustees pursuant to Section 7.01 hereof and reflecting direction given to the Pass-Through Trustees by Certificateholders owning at least 66-2/3% of the outstanding principal balance of the Certificates to exercise rights or remedies under such Mortgage Notes or Loan Documents, the payments pursuant to Section 4.05(a) and (b) above shall be made by Trustee free and clear of such lien;

                 (e) to transfer to the Certificate Account of each Pass-Through Trustee as holder of a related Mortgage Note, such Mortgage Note's ratable portion of any balance in such Mortgage Note Account upon the termination of this Trust Agreement.

         [Section 4.06. Capitalized Debt Service Account[s]. The Depositor (on behalf of each Borrower listed in Exhibit A-4 hereto) hereby establishes from the proceeds of the related Mortgage Loan [the] [a separate] Capitalized Debt Service Account with the Trustee. [This] [Each such] account shall be maintained as a fund separate and distinct from other accounts [(including other Capitalized Debt Service Accounts)] created under this Trust Agreement. [The] [Each such] Capitalized Debt Service Account shall remain the property of the Borrower [on whose behalf such Capitalized Debt Service Account was established,] subject to the rights of the Trustee under the terms of this Trust Agreement and the pledge thereof by [such] Borrower pursuant to the Pledge Agreement to secure [the] [such Borrower's] Mortgage Loan; provided that, subsequent to the Trustee becoming aware of the occurrence of an Event of Default [with respect to such Borrower's Mortgage Loan] pursuant to Section
7.01 hereof (except a Non-Monetary Tenant Default), all amounts in the [related] Capitalized Debt Service Account shall be transferred to the Mortgage Note Account [related to such Mortgage Loan] and shall be applied in accordance with Section 4.05 hereof. The Trustee shall cause to be deposited into [the] [each such] Capitalized Debt Service Account (i) the amount of the Capitalized Debt Service Reserve received on the Closing Date [with respect to such Mortgage Loan] and (ii) all amounts received on earnings on or income from (or losses due from) any investments or reinvestments of [the] [such] Capitalized Debt Service Reserve in Eligible Investments.

         The Trustee shall cause the transfer of funds from [the] [each] Capitalized Debt Service Account to the Certificate Account of a Pass-Through Trustee on the dates and in the amounts set forth in the attached Exhibit A-4. Upon the payment of all of the amounts set forth in Exhibit A-4 [with respect to the Capitalized Debt Service Account established on behalf of a Borrower], and provided that no default or Event of Default shall have occurred and be continuing (except for a Non-Monetary Tenant Default) under any [related] Mortgage Notes or Loan Documents, Trustee shall disburse to the [related] Tenant without requisition any amounts remaining in [the] [such] Capitalized Debt Service Account.]

         Section 4.07.  Realization Upon Defaulted Mortgage Loan.

                 (a) If an Event of Default with respect to a Mortgage Loan has occurred and is continuing and if the Pass-Through Trustees vote Percentage Interests aggregating not less than 66-2/3% of the related Mortgage Notes to do so, the Trustee, after the Trustee and each Pass-Through Trustee has received indemnity for their reasonable costs, expenses and liabilities with respect thereto to their reasonable satisfaction from the Certificateholders in accordance with Section
8.02 (iii) hereof and in accordance with each Pass-Through Trust Agreement, shall use its best efforts to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Estate; shall manage, conserve and protect such Mortgaged Estate for the purposes of its disposition and sale; and shall dispose of such Mortgaged Estate as promptly as is reasonably possible. Upon sale or other conveyance of all or any part of such Mortgaged Estate by the Trustee, the Trust and the Pass-Through Trusts shall have no further right, title or interest in the Mortgaged Estate, or portion thereof, so sold or conveyed. Notwithstanding anything herein to the contrary, a default under one Loan Agreement or the related Loan Documents shall not constitute a default under any other Loan Agreement or other Loan Documents.

                 (b) Notwithstanding the foregoing, if the Trustee has actual knowledge or reasonably believes that all or any part of a Mortgaged Estate is affected by hazardous or toxic wastes or substances, the Trustee need not cause the Trust to acquire title to such Mortgaged Estate in a foreclosure or similar proceeding. In connection with such activities, the Trustee shall follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in trustee activities by leading national banking associations, and, in particular, the Trustee may request such certificates of appropriate public officials and agencies, if any, a history of such Mortgaged Estate and its uses, other evidence reasonably satisfactory to the Trustee showing that such Mortgaged Estate conforms to existing environmental laws, regulations and rules, and that no conditions exist in, on or beneath the surface of such Mortgaged Estate that are or might become hazardous materials, and including but not limited to an environmental report or reports from a company reasonably satisfactory to Trustee, showing the current state of storage, disposal or release of any oil, fuels, gases, chemicals, trash, garbage or other solid wastes or hazardous materials which report or reports shall be based upon complete and thorough on-site inspections of such Mortgaged Estate, including but not limited to investigations of the soil, surface water and groundwater, to confirm the presence or absence of any hazardous materials on or beneath the surface of such Mortgaged Estate or adjacent lands. Any expenses incurred by Trustee in connection with obtaining any such certificates or reports, if not paid by the Borrower, shall be Extraordinary Expense Advances.

                 (c) The activities set forth in Section 4.07(a) are also subject to the proviso that the Trustee may, but shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of a Mortgaged Estate if it shall determine that (i) such restoration or foreclosure will increase the Net Liquidation Proceeds of the related Mortgage Loan to holders of the related Mortgage Notes after reimbursement for such expenses and (ii) such expenses will be recoverable either through Liquidation Proceeds or revenues from such Mortgaged Estate.

         Section 4.08. Trustee Compensation. The Trustee's Fee shall be paid pursuant to the terms of the Consent and Agreement[s]. The Trustee, as compensation for its activities hereunder (other than those covered by the Trustee's Fee), shall be entitled to receive amounts representing reimbursement for Extraordinary Expense Advances and reimbursement for certain expenses, as specified by Sections 3.02, 4.03(c) and 4.05(d).

         Section 4.09. Rights of the Pass-Through Trustees. The Trustee shall afford the Pass-Through Trustees, upon reasonable notice and during normal business hours, access to all records maintained by the Trustee in respect of its rights and obligations hereunder and access to officers of the Trustee responsible for such obligations. Upon request, the Trustee shall furnish the Pass-Through Trustees with its most recent publicly available financial statements.


                                   ARTICLE V
                              ADVANCES BY TRUSTEE

         Section 5.01. Advances by Trustee. The Trustee may from time to time following an Event of Default make such Extraordinary Expense Advances with respect to the related Mortgage Loan as the Trustee in its sole discretion deems advisable, provided, however, that it shall not be obligated to make any such advances unless it is satisfied as to the availability of reimbursement pursuant to the terms hereof or from the Certificateholders.


                                   ARTICLE VI
                                 THE DEPOSITOR

         Section 6.01. Maintaining Corporate Existence of the Depositor. The Depositor will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Trust Agreement, the Certificates or the Mortgage Notes and to perform its duties under this Trust Agreement.


        The Depositor will not, on or after the date of execution of this Trust Agreement (i) engage in any business or activities other than those set forth in Article III of the Certificate of Incorporation of the Depositor,
(ii) incur any indebtedness other than trade payables incurred in the ordinary course of business, or (iii) amend, or propose to its shareholders for their consent any amendment of, its Certificate of Incorporation or Bylaws without giving notice thereof in writing not less than 30 days nor more than 90 days prior to the date on which such amendment is to become effective to Trustee and without first obtaining the written consent of Trustee.

         Section 6.02. Limitation on Liability of the Depositor. Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such person against any liability which would otherwise be imposed by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

         The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties pursuant to this Trust Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests hereunder of the Pass-Through Trustees and the Certificateholders.


                                  ARTICLE VII
                                    DEFAULT

         Section 7.01. Events of Default. The occurrence of any event constituting an event of default as defined in any Loan Document or any Mortgage Note shall constitute an Event of Default under this Trust Agreement. If an Event of Default shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied or waived, the Trustee, at the written direction of the Pass-Through Trustees voting Percentage Interests aggregating not less than 66-2/3% of the related Mortgage Notes, shall exercise any rights and remedies that it may have pursuant to such Mortgage Notes or any [related] Loan Document, as modified by the provisions of this Trust Agreement, or at law or in equity, including injunctive relief and specific performance, provided that if as a result of the occurrence of an Event of Default, the Trustee acquires any property other than cash, whether pursuant to foreclosure or otherwise, the Trustee shall sell such property as promptly as is reasonably possible. [A failure to pay with respect to any Mortgage Note or a default under any Loan Document will not constitute a default under any unrelated Mortgage Note or under any unrelated Loan Documents and will not give rise to any right of the Trustee to exercise any remedies with respect to such unrelated Mortgage Note or unrelated Loan Documents.] The Trustee will have no obligation to take any action or institute, conduct or defend any litigation under this Trust Agreement at the request, order or direction of the Pass-Through Trustees unless Holders of Certificates representing not less than 66-2/3% of the Certificate Balance of all Certificates have offered to the Trustee reasonable indemnity pursuant to Section 8.02(iii) against the costs, expenses and liabilities which the Trustee may incur. The Trustee shall apply the proceeds recovered in the enforcement of the rights and remedies under this Trust Agreement in accordance with the terms of this Trust Agreement.

         Section 7.02. Waiver of Defaults. The Trustee, at the written direction of the Pass-Through Trustees voting Percentage Interests aggregating not less than 66-2/3% of the related Mortgage Notes, shall waive any default hereunder or under any Mortgage Note or Loan Document and the consequences of any such default, except that a default in the making of any required payment on the Mortgage Notes may only be waived by the affected Pass-Through Trustees. The Trustee shall have no authority to exercise the right of waiver if, as a result thereof, this Trust would become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2 or a Pass-Through Trust would fail to be characterized as a trust for federal income tax purposes. The Trustee may rely upon an Opinion of Counsel as set forth in Section 8.02 if it reasonably believes that such an act may cause the Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2 or cause or a Pass-Through Trust to fail to be characterized as a trust for federal income tax purposes. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Trust Agreement. No such waiver shall extend to any subsequent Event of Default or impair any right consequent thereon except to the extent expressly so waived.

         Section 7.03. Notification to Pass-Through Trustees. The Trustee shall notify the Pass-Through Trustees of any Event of Default known to the Trustee within five (5) Business Days after obtaining knowledge thereof, unless such Event of Default has been cured or waived before the giving of such notice.

         Section 7.04. Rights of Pass-Through Trustees to Direct Proceedings. Anything in this Trust Agreement to the contrary notwithstanding, the Pass-Through Trustees voting Percentage Interests aggregating not less than 66-2/3% of the [affected] Mortgage Notes shall have the right, at any time during the continuance of an Event of Default, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the time, place and method of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Loan Documents; provided that such direction shall not be otherwise than in accordance with the provisions of law and the Loan Documents and provided that Holders of Certificates representing not less than 66-2/3% of the Certificate Balance of all Certificates shall have provided to the Trustee reasonable indemnity pursuant to Section 8.02 (iii) against the costs, expenses and liabilities which the Trustee may incur in connection with such proceedings.

         Section 7.05. Remedies Cumulative. No remedy given hereunder to the Trustee or to the Pass-Through Trustees shall be exclusive of any other remedy or remedies, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

         Section 7.06. Trustee Default. In the event of any breach by the Trustee of its obligations pursuant to this Trust Agreement, the Certificateholders and the Depositor shall be entitled to exercise all rights and remedies to which they may be entitled at law or in equity.

         Section 7.07. Notice to Tenant[s] [and Kmart]. The Trustee shall promptly notify the [related] [Tenant and] Kmart of the exercise of any remedies under this Trust Agreement under any Mortgage Note or under any Loan Document. Failure to give such notice shall not impair or limit the Trustee's right to pursue any such remedies or any other right or remedy to which it may be entitled.


                                  ARTICLE VIII
                             CONCERNING THE TRUSTEE

         Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs. No permissive rights of the Trustee shall be construed as a mandatory duty of the Trustee. If the Trustee becomes aware of the occurrence of any event which, with the giving of notice and, if applicable, the passage of time without cure, would constitute an event of default as defined in any Loan Document, the Trustee, if it is an appropriate party (or an assignee of an appropriate party) to give such notice, is authorized and directed to give such notice in accordance with such Loan Document.


         The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Trust Agreement, shall examine them to determine whether they conform to the requirements of this Trust Agreement and if they are deemed to be deficient, Trustee shall request cure of any such deficiency within a reasonable period of time for such cure. If such deficiency is not cured to the satisfaction of Trustee, the Trustee may treat the requirement pursuant to which such instrument is furnished as not having been satisfied.

         No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                   (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Pass-Through Trustees voting Percentage Interests aggregating not less than 66-2/3% of the [affected] Mortgage Notes as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement; and

                  (iv) The Trustee shall have no authority to perform any act which, if consummated, would cause the entity created hereunder to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2 or would cause the entity created under any Pass-Through Trust Agreement to fail to be characterized as a trust for federal income tax purposes. The Trustee may rely upon an Opinion of Counsel, as set forth in
Section 8.02, if it reasonably believes that such an act may cause the Trust to become taxable as an association within the meaning of Treasury Regulation
Section 301.7701-2 or would cause a Pass-Through Trust to fail to be characterized as a trust for federal income tax purposes. Nothing in this
Section 8.01(iv) is intended to prevent the Trustee from exercising any right or remedy to which it is entitled hereunder or under any Loan Document.

              The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any rights or powers, if there is reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 8.02. Certain Matters Affecting Trustee. Except as otherwise provided in Section 8.01:

                   (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel, provided that any cost incurred by the Trustee shall be reimbursable only to the extent provided in Sections 3.02, 4.03(c), 4.05(d) and 4.08 hereof;

                 (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Pass-Through Trustees pursuant to the provisions of this Trust Agreement, unless Certificateholders representing not less than 66-2/3% of the Certificate Balance of all Certificates shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Trust Agreement shall not be construed as a duty; and the Trustee shall not be answerable for other than negligence or willful misconduct in performance of such act. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Trust Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs;

                  (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

                   (v) Except with respect to notice of deficient or missing documents described in Section 2.02, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Pass-Through Trustees voting Percentage

Interests aggregating not less than 66-2/3% of the [affected] Mortgage Notes; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Trust Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Certificateholders of the Pass-Through Trusts requesting the investigation; and

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

         Section 8.03. Trustee Not Liable for Certificates or Mortgage Loan[s]. The recitals contained herein, in the Pass-Through Trust Agreements and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Trust Agreement (except that this Trust Agreement shall be duly and validly executed by the Trustee), the Pass-Through Trust Agreements, the Certificates, the Mortgage Loan[s] or related documents (other than pursuant to Section 2.02 hereof). The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to or at the direction of the Depositor with respect to the Mortgage Loan[s].

         Section 8.04. Trustee May Own Certificates. The Trustee in its corporate or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

         Section 8.05. Trustee's Fee and Expenses. The Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Trustee shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), but solely from the Trustee's Fee and amounts available as provided in Section 3.02 and in the Rental Payment Account(s) and Mortgage Note Accounts as provided herein. Notwithstanding the above, no such expense, disbursement or advance shall be reimbursable as may arise from Trustee's negligence or bad faith.

         Section 8.06. Action by Co-Trustee. At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located or in which any action of the Trustee may be required to be performed or taken, the Trustee, by an instrument in writing signed by it, may appoint one or more Persons ("Co-Trustee") to act as a separate trustee or co-trustee, acting jointly with the Trustee, of all or any part of such Trust Property, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Trustee to act. The Co-Trustee shall act as and be such upon the following terms and conditions:

                 (a) Subject to the provisions of Section 8.14, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed solely upon and solely exercised and performed by the Trustee except as expressly provided otherwise in this Trust Agreement and except to the extent that under any law or any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by the Co-Trustee;

                 (b) No power granted by this Trust Agreement to, or which this Trust Agreement provides may be exercised by, the Co-Trustee shall be exercised by the Co-Trustee except jointly with, or with the consent in writing of, the Trustee, anything contained to the contrary notwithstanding; and

                 (c) The Co-Trustee may at any time by an instrument in writing, constitute the Trustee or its successor in trust hereunder its agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion which it is authorized or permitted to do or exercise, for and in its behalf and in its name.

         Section 8.07. Eligibility Requirements for Trustee. The Trust shall at all times have a Trustee which shall be a corporation organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 in the case of United States Trust Company of New York, and of at least $100,000,000 in the case of any successor trustee and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

         Section 8.08. Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Pass-Through Trustees for distribution to the Certificateholders. Upon receiving such notice of resignation, the Depositor or the Pass-Through Trustees voting Percentage Interests aggregating not less than 66-2/3% of the Mortgage Notes shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time any of the following events occur:

         (a) the Trustee ceases to be eligible in accordance with the provisions of Section 8.07 and fails to resign after written request therefor by the Depositor or by a Pass-Through Trustee at the direction of any Certificateholder who has been a bona fide Certificateholder for at least six months; or

         (b) the Trustee becomes incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Depositor or the Pass-Through Trustees may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed one copy to Depositor, and one copy to the successor trustee.

         The Pass-Through Trustees voting Percentage Interests aggregating not less than 66-2/3% of the Mortgage Notes may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Pass-Through Trustees, one complete set of which instruments shall be delivered to the Trustee so removed, one complete set to Depositor and one complete set to the successor so appointed.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 8.09.

         Section 8.09. Successor Trustee. Any successor trustee appointed as provided in Section 8.07 or 8.08 shall execute, acknowledge and deliver to the Pass-Through Trustees, to the Certificateholders and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the same effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee the Loan Documents, the Mortgage File and any other documents and statements held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Registers. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         Section 8.10. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.11. Resignation of Co-Trustee. The Co-Trustee or any of its successors may resign, and may be discharged of the trusts created by this Trust Agreement by giving written notice thereof to the Pass-Through Trustees and to the Trustee.

         Such resignation shall take effect immediately upon the acceptance of appointment by a Person succeeding to the office of the Co-Trustee appointed by the Trustee.

         Section 8.12. Removal of Co-Trustee. The Co-Trustee or any of its successors may be removed at any time by the Trustee or the Pass-Through Trustees voting Percentage Interests aggregating not less than 66-2/3% of the Mortgage Notes, by delivery of a notice of such removal to the Co-Trustee, to the Depositor, and to the Trustee, signed by such Pass-Through Trustees, and such removal shall be effective upon the date specified in such notice, and the Co-Trustee's duties and obligations hereunder shall thereupon cease, except as specified in Section 8.14.

         Section 8.13. Appointment of Successor to Co-Trustee. If at any time the Co-Trustee or any of its successors shall die, resign or be removed or otherwise become incapable of acting, or if for any reason the office of Co-Trustee shall become vacant, a successor to the Co-Trustee shall forthwith be appointed by the Trustee.

         Section 8.14. Succession of Successor to Co-Trustee. Any Person appointed as a successor to the Co-Trustee shall execute, acknowledge and deliver to the Pass-Through Trustees, its predecessor, to the Trustee and to the Depositor, an instrument accepting such appointment hereunder, and thereupon such Person without any further act, deed or conveyance shall become vested with all estates, properties, rights, powers, duties and trusts of its predecessor in the trusts hereunder with like effect as if originally named as Co-Trustee herein; but nevertheless, on the written request of the Depositor or Pass-Through Trustees voting Percentage Interests aggregating not less than 66-2/3% of the Mortgage Notes or of the Trustee or of the new Co-Trustee, the predecessor shall execute and deliver an instrument transferring to the new Co-Trustee, upon the trusts expressed in this Trust Agreement, all the estates, properties, rights, powers and trusts granted to it by this Trust Agreement and shall duly assign, transfer, deliver and pay over to the new Co-Trustee any property and money subject to the lien of this Trust Agreement held by such predecessor. Should any instrument in writing from the Depositor or from the Pass-Through Trustees voting Percentage Interests aggregating not less than 66-2/3% of the Mortgage Notes or from the Trustee be required by any person who becomes the Co-Trustee for more fully and certainly vesting in and confirming to such Co-Trustee such estates, properties, rights, powers and trusts, then, on request, any and all such instruments in writing shall be made, executed, acknowledged and delivered by the Depositor and/or the Trustee.

         Any Co-Trustee which has resigned or been removed shall nevertheless retain all rights of indemnity granted hereunder.


                                   ARTICLE IX
                                  TERMINATION

         Section 9.01. Termination. The respective obligations and responsibilities of the Depositor and the Trustee under this Trust Agreement shall, so long as such termination does not result in the imposition of a tax on the Trust Property, terminate upon the final payment, prepayment in full or other liquidation of the Mortgage

Loan[s] including the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of [the] [any] Mortgage Loan and the remittance of all funds due hereunder; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon final payment on the Mortgage Notes, the Trustee shall obtain from the Pass-Through Trustees the Mortgage Notes for cancellation.


                                   ARTICLE X
                       SUPPLEMENTS AND AMENDMENTS TO THIS
                      TRUST AGREEMENT AND OTHER DOCUMENTS;
                        ADDITIONAL AGREEMENTS OF TRUSTEE

         Section 10.01. Supplemental Trust Agreement Without Consent of Pass-Through Trustees. The Depositor and the Trustee, at any time and from time to time, with the consent of Kmart (which shall not be unreasonably withheld or delayed) but without the consent of the Pass-Through Trustees or Certificateholders, may enter into one or more trust agreements supplemental hereto for one or more of the following purposes:

                 (a) to evidence the succession of another Person to the Depositor, or successive successions, and the assumption by the successor of the covenants, agreements and obligations of the Depositor herein;

                 (b) to add any covenants, restrictions, conditions or provisions with respect to the Depositor as the Trustee shall consider to be for the protection of the Pass-Through Trustees and the Certificateholders;

                 (c) to surrender any rights or power conferred herein upon the Depositor herein or to add to the rights of the Pass-Through Trustees for the benefit of the Certificateholders;

                 (d) to correct or amplify the description of any property at any time that constitutes Trust Property or better to assure, convey and confirm unto the Trustee any such property to be included in any such Trust Property, or to acknowledge any change relating to title to the Mortgaged Estate which does not materially adversely affect the rights of the Certificateholders;

                 (e) to evidence and provide for the acceptance and appointment hereunder of a successor trustee and to add to or change any of the provisions hereof as may be necessary to provide for or facilitate the administration of the Trust by more than one trustee pursuant to Section 8.14; or

                 (f) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, provided that such action pursuant to this Section 10.01(f) shall not materially adversely affect the Pass-Through Trustees or the Certificateholders;

provided that no such supplemental agreement shall cause the Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2 or cause a Pass-Through Trust to fail to be characterized as a trust for federal income tax purposes.

         The Trustee is hereby authorized to join in the execution of any such supplemental agreement, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental agreement which adversely affects the Trustee's own rights, duties or immunities under this Trust Agreement or otherwise, whether in its official or individual capacity.

         Section 10.02. Supplemental Agreements With Consent of Pass-Through Trustees. With the consent of the Pass-Through Trustees voting Percentage Interests of not less than 66-2/3% of the Mortgage Notes, the Depositor and the Trustee may, from time to time and at any time, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of any agreements supplemental hereto or of modifying in any manner the rights of the Pass-Through Trustees and the Certificateholders; provided, however, that no such supplemental agreement shall cause the Trust to become taxable as an association within the meaning of Treasury Regulation
Section 301.7701-2 or cause a Pass-Through Trust to fail to be characterized as a trust for federal income tax purposes; and provided further that, except as expressly permitted under the terms of this Trust Agreement, without the consent of each Certificateholder affected thereby and, with respect to (b) and (unless there is a monetary default under the [related] Lease) (c) below, Kmart, no such amendment of or supplement to this Trust Agreement or modification of the terms of, or consent under, any thereof, shall

                 (a)  modify any of the provisions of Section 7.03 or this
         Section 10.02, or the definition of "Pass-Through Trust," "Pass-Through Trustee," or "Certificateholder" as set forth in Article I hereof;

                 (b) modify the definition of "Percentage Interest" as set forth in Article I hereof or reduce the Percentage Interest vote that is required for any such supplement to this Trust Agreement, or the consent required from the Pass-Through Trustees for any waiver provided for in this Trust Agreement;

                 (c) reduce the amount or extend the time of payment of any amount owing or payable under the Mortgage Notes;

                 (d) impair the right of any Pass-Through Trustee or Certificateholder to commence legal proceedings to enforce a right to receive payment on a Mortgage Note; or

                 (e) create or permit the creation of any lien on the Trust Property or any part thereof [(other than the Second Mortgage and the Option Agreement)], or deprive any Certificateholder of the benefit of this Trust Agreement, whether by disposition of such Trust Property or otherwise.

         Upon the request of the Depositor and upon the filing with the Trustee of evidence of the vote of the Pass-Through Trustees, and the consent of the Certificateholders and Kmart, if applicable, required under this Section, the Trustee shall join with the Depositor in the execution of such supplemental agreement unless such supplemental agreement affects the Trustee's own rights, duties or immunities under this Trust Agreement or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental agreement.

          It shall not be necessary for the vote of the Pass-Through Trustees under this Section to approve the particular form of any proposed supplemental agreement, and it shall be sufficient if such consent shall approve the substance thereof. Kmart shall be entitled to receive a copy of the form of proposed supplemental agreement.

         Promptly after the execution by the Depositor and the Trustee of any supplemental agreement pursuant to the provisions of this Section, the Trustee shall deliver a notice to the Pass-Through Trustees for distribution to the Certificateholders, which notice shall set forth in general terms the substance of such supplemental agreement. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

         Section 10.03. Effect of Supplemental Agreement. Upon the execution of any supplemental agreement pursuant to the provisions hereof, this Trust Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Trust Agreement of the Trustee, the Depositor, the Pass-Through Trustees and the Certificateholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Trust Agreement for any and all purposes. The Trustee shall deliver to Kmart a true and correct copy of the final form of supplemental agreement as executed by the Depositor and the Trustee.

         Section 10.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 8.02, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental agreement complies with the applicable provisions of this Trust Agreement.

         Section 10.05. Granting of Easements. The Trustee, at the direction of [the] [a] Tenant and the [related] Borrower, may grant, release, modify or amend easements, licenses, rights-of-way, dedications and other rights or privileges in the nature of easements with respect to the [related] Mortgaged Estate, which the Trustee determines do not materially adversely affect the security of the Trust Property. The Trustee shall, upon request of [such] Tenant, certify that the rights or privileges so granted or released are no longer part of the Trust Property for purposes of this Trust Agreement.



                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         Section 11.01. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement.

         Section 11.02. Recordation of Agreement. To the extent required by applicable law, this Trust Agreement is subject to recordation in appropriate public offices for real property records in the county or other comparable jurisdiction in which [the] [each] Mortgaged Estate is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Pass-Through Trusts and Certificateholders or is necessary in connection with the [related] Mortgage Loan.

         Section 11.03. Duration of Agreement. This Trust Agreement shall continue in existence and effect until terminated as herein provided.

         SECTION 11.04. GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Depositor, National Tenant Finance Corporation, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004-4441, Attention: Norman C. Storey, and (ii) in the case of the Trustee or a Pass-Through Trustee, United States Trust Company of New York, c/o U.S. Trust Company of California, N.A., Suite 2700, 555 South Flower Street, Los Angeles California 90071 Attention: Corporate Trust Division, or such other addresses as such Persons may hereafter designate. Any notice required or permitted to be mailed to a Certificateholder shall be given by registered mail, postage prepaid, or by express delivery service, at the address of such Certificateholder as shown in the related Certificate Register. A copy of each notice of an Event of Default and all other notices or communications hereunder, including the text of any proposed or final amendment or supplement to this Trust Agreement, given by or to the Certificateholders, the Trustee or the Depositor shall be contemporaneously transmitted to Kmart, 3100 West Big Beaver Road, Troy, Michigan 48084, Attention: Vice President - Real Estate, or to such other address as Kmart may have designated by written notice to the Trustee. The provisions of the foregoing sentence are for the express benefit of Kmart, shall be enforceable by it, and may not be modified or eliminated without its consent.

         Section 11.06. Counterparts. For the purpose of facilitating the recordation of this Trust Agreement as herein provided and for other purposes, this Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         Section 11.07. Submission to Jurisdiction. Each party hereto hereby consents to the jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agrees that all actions or proceedings relating to this Trust Agreement may be litigated in such courts and each such party waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court, waives personal service of any and all process upon it and consents that all such service or process be made by registered or certified mail (return receipt requested) or messengered to it at its address set forth in Section
11.08 or to its Agent referred to below at such Agent's address set forth below and that service so made shall be deemed to be completed in accordance with
Section 11.08. Each party hereto hereby appoints the Prentice Hall Corporation System, Inc., with an office on the date hereof at 15 Columbus Circle, New York, New York 11023 as its Agent for the purpose of accepting service of any process within the State of New York and shall execute any confirmation thereof requested by the other party hereto. Nothing in this Section shall affect the right of any party hereto to serve legal process in any other manner permitted by law to bring any action or proceeding in the courts of any jurisdiction against the other party or to enforce a judgment obtained in the courts of any other jurisdiction.

         Section 11.08. Gender; Number. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the context shall require.

         Section 11.09. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Depositor to the Trustee to take any action under this Trust Agreement, the Depositor shall furnish to the Trustee:

         (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel stating that, in the opinion of such counsel all such conditions precedent have been complied with.

         Section 11.10. Statements Required in Certificate or Opinion. Each Officers' Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Trust Agreement shall include:

         (a) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

         (c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         Section 11.11. Benefits of Trust Agreement. Nothing in this Trust Agreement express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Pass-Through Trustees and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Trust Agreement.

         IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                      NATIONAL TENANT FINANCE CORPORATION, a
                                      Delaware corporation


                                      By_______________________________
                                      Name_____________________________
                                      Title____________________________



                                      UNITED STATES TRUST COMPANY OF NEW YORK, a
                                      New York banking corporation


                                      By_______________________________
                                      Name_____________________________
                                      Title____________________________

STATE OF _______________               ]
                                       ] ss.
CITY OF ________________               ]


              On the ____ day of _________, 199_ before me, a Notary Public in and for said State, personally appeared ______________, known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as ___________ on behalf of NATIONAL TENANT FINANCE CORPORATION, a Delaware corporation, and acknowledged to me that such Corporation executed the within instrument pursuant to its Bylaws or a resolution of its Board of Directors.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

[NOTARIAL SEAL]
                                       _______________________________
                                                Notary Public

My Commission Expires:

______________________



STATE OF _______________               ]
                                       ] ss.
CITY OF ________________               ]


              On the ____ day of _________, 199_ before me, a Notary Public in and for said State, personally appeared ______________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as to be a ______________ on behalf of UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, and acknowledged to me that such association executed the within instrument pursuant to its Bylaws or a resolution of its Board of Directors.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


[NOTARIAL SEAL]
                                       _______________________________
                                                 Notary Public

My Commission Expires:

______________________

                                  EXHIBIT A-1
                             MORTGAGE NOTE SCHEDULE


   (i)         Borrower Name                            -

  (ii)         Mortgaged Estate                         -    See Exhibit A attached
                                                             hereto

 (iii)         Maturity Date                            -    _____ __, 20__

  (iv)         Rate                                     -    ____%

   (v)         First Due Date                           -    ________ __, 199_

  (vi)         Mortgage Payments                        -    See Exhibit B attached
                                                             hereto


 (vii)         Original Principal
               Balance of Mortgage
               Note                                     -    $_______________

                                  EXHIBIT A-3
                           CONTENTS OF MORTGAGE FILE

              With respect to the Mortgage Loan, the Mortgage File shall include each of the following items:

                                  EXHIBIT A-4
                   CAPITALIZED DEBT SERVICE ACCOUNT SCHEDULE


     (i)      Borrower Name          -

    (ii)      Tenant Name            -

   (iii)      Payments:

              Date                                                  Amount
              ----                                                  ------

                                                                 $

                                   EXHIBIT C
                         FORM OF TRUSTEE CERTIFICATION

                                _______ __, 199_


National Tenant Finance Corporation
40 North Central Avenue
Suite 2700
Phoenix, Arizona  85004-4441


         Re: Collateral Trust Agreement ("Trust Agreement") dated as of _______ __, 1994 by and between National Tenant Finance Corporation, as Depositor, and United States Trust Company of New York as Trustee, Mortgage Pass-Through Certificates (____________________) Series 199_-_ and Series 199_-_

Gentlemen:

         In accordance with Section 2.02 of the Trust Agreement, the undersigned, as Trustee, hereby certifies that, as to the Mortgage Notes listed in the Mortgage Note Schedule, it has reviewed the related Loan Documents and the Mortgage Note Schedule and has determined that:

         (i) All Loan Documents required to be delivered to the Trustee pursuant to Section 2.01 of the Trust Agreement are in its possession; and

         (ii) Such documents have been reviewed by it and such documents do not contain any omissions, defects or irregularities within the meaning of Sections 2.01 or 2.02 of the Trust Agreement.

         The Trustee further certifies that, as to the Mortgage Loan[s], the Trustee has no notice or knowledge (a) of any claims, liens or encumbrances on the Mortgage Notes adverse to the Pass-Through Trustees, (b) that the Mortgage Notes were overdue or have been dishonored, (c) of evidence on the face of the Mortgage of any security interest or other right or interest therein or in the Mortgage Notes, or (d) of any defense against or claim to the Mortgage Notes by any other party.

         The Trustee has made no independent examination of any Loan Documents beyond the review specifically required in the Trust Agreement. The Trustee makes no representations or warranties as to the validity, legality, sufficiency, enforceability or genuineness of any of the Loan Documents
(other than the statements made herein) or the collectibility, insurability, effectiveness or suitability of the Mortgage Loan[s].

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement.


                                        UNITED STATES TRUST COMPANY OF
                                        NEW YORK


                                        By_____________________________
                                        Name___________________________
                                        Title__________________________





                                     C-2